Exhibit 99.1
TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended June 30, 2022
August 2, 2022
NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended June 30, 2022.
SECOND QUARTER 2022 ACTIVITY
•Recognized GAAP net income (loss) attributable to common stockholders of $(8.8) million, or $(0.11) per common share based on a basic and diluted weighted average share count of 77.2 million common shares, and book value per common share on June 30, 2022 of $16.03.
•Declared on June 13, 2022 a cash dividend of $0.24 per share of common stock which was paid on July 25, 2022 to common stockholders of record as of June 28, 2022. The Company paid on June 30, 2022, to stockholders of record as of June 20, 2022, a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
•Originated seven first mortgage loans with total loan commitments of $380.3 million, an aggregate initial unpaid principal balance of $312.7 million, a weighted average interest rate of Term SOFR plus 4.21%, a weighted average interest rate floor of 0.28% and a weighted average loan-to-value ratio of 65.1%. Additionally, funded $29.3 million of deferred future funding obligations associated with previously originated loans.
•Received loan repayments of $757.0 million, including seven full loan repayments totaling $676.9 million comprised primarily of the following property types: 28.0% office, 25.8% multifamily and 24.4% hotel.
•Weighted average risk rating of the Company’s loan portfolio was 3.2 as of June 30, 2022.
•Carried at quarter-end an allowance for credit losses of $93.4 million, or 180 basis points of total loan commitments, an increase of $42.3 million from $51.1 million, or 91 basis points of total loan commitments, as of March 31, 2022.
•Closed an asset-specific financing arrangement with Axos Bank secured by one performing first mortgage loan secured by an office property. The arrangement provides financing on a non-mark-to-market basis and a term of up to 2 years.
•Closed a $200.0 million loan financing facility with BMO Harris Bank which provides asset-specific financing on a non-mark-to-market basis with matched term.
•Ended the quarter with $771.7 million of total liquidity, comprised of: $338.7 million of cash-on-hand available for investment, net of $17.3 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $50.7 million; and $365.0 million of reinvestment capacity in the Company’s CRE CLOs. Additionally, the Company held unencumbered loan investments with an aggregate unpaid principal balance of $74.3 million as of June 30, 2022.
•Non-mark-to-market debt represented 73.7% of total borrowings at June 30, 2022.
•Weighted average interest rate floor for loan investments declined to 90 basis points as of June 30, 2022 from 105 basis points as of March 31, 2022.

SUBSEQUENT EVENTS
•Closed, or are in the process of closing, seven first mortgage loans with a total loan commitment amount of $557.1 million and initial fundings of $513.0 million.
•Received full loan repayments related to two first mortgage loans with an aggregate loan commitment and unpaid principal balance of $226.6 million and $226.2 million, respectively. Both first mortgage loans were secured by office properties.
•Entered into an extension and modification agreement with respect to its one risk category “5” office loan to facilitate an orderly disposition of the underlying property by the borrower. The amortized cost of the loan was $55.7 million, and the carrying value of the loan was $44.6 million, net of its CECL reserve of $11.1 million, as of June 30, 2022. The loan is performing and all contractual amounts due to the Company have been received.
•Received net proceeds of $18.6 million to retire the Company’s non-performing retail loan after the property securing the loan was sold by the borrower for $19.7 million. The Company will realize a $4.4 million loss during the three months ended September 30, 2022, which was fully reserved as of June 30, 2022.
Doug Bouquard, Chief Executive Officer of TRTX, said: “The second quarter was marked by increasing volatility, rising short-term interest rates, and an uncertain economic backdrop. Our measured investment pace, over $770 million of liquidity, a largely non-mark-to-market financing base with substantial financing capacity, and the strategic benefits of the TPG platform position us well to capture compelling investment opportunities and address any market challenges that may arise.”
The Company issued a supplemental presentation detailing its second quarter 2022 operating results, which can be viewed at http://investors.tpgrefinance.com/.
CONFERENCE CALL AND WEBCAST INFORMATION
The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 10:00 a.m. ET on Wednesday, August 3, 2022. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.
REPLAY INFORMATION
A replay of the conference call will be available after 1:00 p.m. ET on Wednesday, August 3, 2022 through 11:59 p.m. ET on Wednesday, August 17, 2022. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13730309. The replay will be available on the Company’s website for one year after the call date.
ABOUT TRTX
TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS
This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as coronavirus (“COVID-19”) and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company's financial condition and results of operations; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the Company’s ability to generate future growth and deliver value and returns, and the Company’s ability to provide effective financing solutions for borrowers are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.
INVESTOR RELATIONS CONTACT
+1 (212) 405-8500
IR@tpgrefinance.com
MEDIA CONTACT
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com
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